UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): January 13, 2006

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-05571 (Commission File Number)	75-1047710 (IRS Employer Identification No.)

Mail Stop CF3-201, 300 RadioShack Circle, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (817)415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_          Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        In connection with the approval and adoption of the policy statement regarding stockholder rights plans described in Item 8.01, on January 13, 2006, RadioShack Corporation (“RadioShack”) and Computershare Trust Company, N.A., a national banking association, entered into an amendment (the “Amendment”) to RadioShack’s Amended and Restated Rights Agreement (the “Rights Agreement”), to be effective January 31, 2006. Pursuant to the Amendment, the Final Expiration Date of the Rights (each as defined in the Rights Agreement) advanced from July 26, 2009 to January 31, 2006. As a result of the Amendment, the Rights will no longer be outstanding and will not be exercisable after January 31, 2006.

Item 3.03.     Material Modification to Rights of Security Holders.

        See the information set forth under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 8.01.      Other Events.

        On December 15, 2005, the Board of Directors of RadioShack approved and adopted the following policy statement on stockholder rights plans:

The policy of the Board of Directors is that it will obtain prior stockholder approval of any stockholder rights plan, except in the limited circumstances described below. If the Board of Directors adopts a stockholder rights plan, it will do so after careful deliberation and in the exercise of its fiduciary duties.

The Board of Directors may adopt a stockholder rights plan without obtaining prior stockholder approval if the Board of Directors, including a majority of the independent members of the Board of Directors, determines that, based on then prevailing circumstances, adoption without prior stockholder approval would be in the best interests of the Company and its stockholders.

If a stockholder rights plan is adopted without prior stockholder approval, the plan must be ratified by stockholders within one year after the effective date of the stockholder rights plan. Absent such ratification, the stockholder rights plan will expire on the first anniversary of its effective date.

Item 9.01.      Financial Statements and Exhibits.

(d)      Exhibits.

4.1	Second Amendment to Amended and Restated Rights Agreement, dated effective January 31, 2006, by and between RadioShack Corporation and Computershare Trust Company, N.A.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 17th day of January, 2006.

RADIOSHACK CORPORATION By: /s/ David S. Goldberg ------------------------------------------- David S. Goldberg Senior Vice President - Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number

4.1	Second Amendment to Amended and Restated Rights Agreement, dated effective January 31, 2006, by and between RadioShack Corporation and Computershare Trust Company, N.A.

Exhibit 4.1

SECOND AMENDMENT TO
AMENDED AND RESTATED RIGHTS AGREEMENT

SECOND AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT, dated effective January 31, 2006 (this “Amendment”), by and between RadioShack Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a national banking association (formerly known as BankBoston, N.A. and EquiServe Trust Company, N.A.) (the “Rights Agent”).

        WHEREAS, the Company and the Rights Agent are parties to that certain Amended and Restated Rights Agreement, dated as of July 26, 1999 (as amended, the “Rights Agreement”);

        WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the Distribution Date, the Company and the Rights Agent may, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of shares of the Company’s common stock, par value $1.00 per share;

        WHEREAS, the Distribution Date has not yet occurred; and

        WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement as set forth in this Amendment.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and the Rights Agent agree as follows:

         1.       Defined Terms. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Rights Agreement.

         2.       Amendment of Rights Agreement. Clause (i) of Section 7(a) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

“(i) the Close of Business on January 31, 2006 (the “Final Expiration Date”),”

        3.        Notices. Change address of Rights Agent to: 250 Royall Street, Canton, MA 02021

        4.        No Other Changes. Except as amended hereby, all of the terms and provisions of the Rights Agreement shall remain unchanged and in full force and effect.

        5.        Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

        6.        Counterparts; Facsimiles. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute one and the same instrument, and faxed signature pages shall be enforceable and deemed to be duly executed and delivered hereof.

        7.        Entire Agreement. This Amendment and the Rights Agreement set forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

RADIOSHACK CORPORATION By: /s/ John P. Clarson Name: John P. Clarson Title: Assistant Corporate Secretary

COMPUTERSHARE TRUST COMPANY, N.A. By: /s/ Joshua P. McGinn Name: Joshua P. McGinn Title: Senior Account Manager